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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Form 8-K and incorporation by reference into the Registration Statement on Form S-8 of SmarTalk TeleServices, Inc. (Registration No. 333-36543) filed on September 26, 1997 of our report dated July 18, 1996, except as to Note 2 which is as of November 24, 1997, relating to the financial statements of GTI Telecom, Inc. which appears in this Form 8-K.

/s/ Price Waterhouse LLP

Century City, California
December 11, 1997